Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-256982) pertaining to the 2020 Share Incentive Plan of Kuke Music Holding Limited; and

(2)	Registration Statement (Form F-3 No.333-267655) of Kuke Music Holding Limited of our report dated May 2, 2022, with respect to the consolidated financial statements of Kuke Music Holding Limited included in this Amendment No. 1 to the Annual Report (Form 20-F/A) of Kuke Music Holding Limited for the year ended December 31, 2022.

/s/ Ernst & Young
Hong Kong, the People’s Republic of China
October 12, 2023